EXHIBIT 10.2
                       SECURITY AGREEMENT

     This SECURITY AGREEMENT (the "Agreement"), dated as of March 29 ,
1996, is made by Princeton Publishing, Inc., Princeton Trademarks, Inc., and Kingston Press, Inc., each a Delaware corporation having an office at 214 Brazilian Ave., Suite 400, Palm Beach, FL 33480 (collectively, the "Debtor"), in favor of Kearny Publishing, Inc. ("Secured Party").



                        R E C I T A L S :

     A. Pursuant to a certain Asset Purchase Agreement of even date herewith, by and between Debtor and Secured Party (the "Asset Purchase Agreement"), Debtor has executed certain promissory notes payable to Secured Party, copies of which are attached hereto (the "Notes"), and has agreed to secure repayment under the Notes as set forth herein.

     B. Debtor is the owner of the Pledged Collateral (as hereinafter defined).

     C. This Agreement is given by Debtor in favor of the Secured Party for its benefit to secure the payment and performance of Debtor's obligations pursuant to the Notes (the "Secured Obligations").

                       A G R E E M E N T :

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

     Section 1. Grant of Security Interests. As collateral security for the prompt and complete payment and performance when due of Debtor's obligations pursuant to the Notes, Debtor hereby pledges, assigns, transfers and grants to Secured Party a continuing first priority security interest in and to all those assets purchased by Debtor from Secured Party this date pursuant to the Asset Purchase Agreement and the proceeds thereof (which includes, but is not limited to, receivables and work in process) (the "Pledged Collateral"); provided that, notwithstanding anything set forth herein to the contrary, the foregoing grant of a security interest shall not include a security interest in, and the Pledged Collateral shall not include, any contract or intangible if the granting of a security interest therein is prohibited by law or by the terms and provisions of the written agreement, document or instrument creating or evidencing such contract or intangible or rights related thereto.

     Section 2. Representations, Warranties and Covenants. Debtor represents, warrants and covenants as follows:

     (a) No liens. Debtor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, Debtor will be the owner of all Pledged Collateral free from any lien or other right, title or interest of any person or entity, other than specifically provided in the Asset Purchase Agreement, and Debtor shall defend the Pledged Collateral against all claims and demands of all persons and entities at any time claiming any interest therein adverse to Secured Party.

     (b) Other Financing Statements. So long as any of the Secured Obligations remains unpaid and this Agreement remains in effect, Debtor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by Debtor.

     (c) Chief Executive Office; Records. The chief executive office of Debtor is located at 214 Brazilian Ave., Suite 400, Palm Beach, FL 33480. Debtor also has a place of business in Wisconsin. Debtor shall not move its chief executive office, except to such new location as Debtor may establish in accordance with the last sentence of this Section 2(c). Other than with respect to transactions occurring in the ordinary course of Debtor's business (to which Secured Party consents notwithstanding contrary provisions of this Agreement), all Pledged Collateral and all books of account and records of Debtor relating to the Pledged Collateral are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as Debtor may establish in accordance with the last sentence of this Section 2(c). Debtor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given to Secured Party not less than 45 days' prior written notice of its intention so to do, clearly describing such new location or name (which shall be in the continental United States of America) and providing such other information in connection therewith as Secured Party may request, and (ii) with respect to such new location or name, Debtor shall have taken all action satisfactory to Secured Party to maintain the perfection and proof of the security interest of Secured Party in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location.

     (d) Authorization, Enforceability. Debtor has full corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

     (e) No Consents, etc. No consent of any other party and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority (other than a court in connection with the exercise of judicial remedies by Secured Party) or regulatory body is required either (x) for the pledge by Debtor of the Pledged Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by Debtor or (y) for the exercise by Secured Party of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

     Section 3.     Provisions Concerning Pledged Collateral.

     (a) Protection of Secured Party's Security. Debtor shall not take any action that impairs the rights of Secured Party in the Pledged Collateral. Debtor shall at all times keep the tangible Pledged Collateral insured in favor of Secured Party, at the Debtor's own expense, to Secured Party's reasonable satisfaction against fire, theft and all other risks to which the Pledged Collateral may be subject, in such amounts (but in no event greater than the replacement cost thereof) and with such deductibles as would be maintained by operators of businesses similar to the business of Debtor or as Secured Party may otherwise require. Each policy or certificate with respect to such insurance shall be endorsed to Secured Party's satisfaction for the benefit of Secured Party (including, without limitation, by naming Secured Party as an additional named insured or an additional loss payee as Secured Party may request) and such policy or certificate shall be delivered to Secured Party. Each such policy shall state that it cannot be canceled without 30 days' prior written notice to Secured Party. At least 30 days prior to the expiration of any such policy of insurance, Debtor shall deliver to Secured Party an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy. If Debtor shall fail to insure such Pledged Collateral to Secured Party's reasonable satisfaction or if Debtor shall fail to so endorse and deposit, or to extend or renew, all such insurance policies or certificates with respect thereto, Secured Party shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance and Debtor agrees to reimburse Secured Party for all costs and expenses thereof, with interest on all such funds from the date advanced at the highest rate then payable under the Notes. In the event of insurable loss or damage to any Pledged Collateral, then Secured Party must use such proceeds to repair, replace or improve damaged Pledged Collateral unless Secured Party within thirty (30) days after the receipt of such proceeds commences the repossession of the Pledged Collateral upon an Event of Default in accordance with the provisions of Section 5 hereof.

     (b) Maintenance of Pledged Collateral. Subject to transactions in the ordinary course of Debtor's business, Debtor shall cause the Pledged Collateral to be maintained and preserved in the same condition, repair and working order as when purchased by Debtor, ordinary wear and tear excepted, and to the extent consistent with past business practice.

     (c) Payment of Taxes; Claims. Debtor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Pledged Collateral.

     (d) Financing Statements. Debtor shall sign and deliver to Secured Party such financing and continuation statements, in form acceptable to Secured Party, as may from time to time be reasonably requested by Secured Party in order to continue and maintain a valid, enforceable, first priority security interest in, the Pledged Collateral as provided herein and the other rights, as against third parties, provided hereby. Debtor authorizes Secured Party to file any such financing or continuation statements without the signature of Debtor.

     (e) Ordinary Course. Nothing in this Section 3 shall be deemed to prohibit (i) the sale of inventory and the collection of receivables by Debtor in the ordinary course of business, or (ii) the disposition and replacement of obsolete assets.

     Section 4. Transfers and Other Liens. Debtor agrees that it will not, except as otherwise expressly permitted by Secured Party (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral other than the lien and security interest granted to Secured Party under this Agreement. Notwithstanding the foregoing, Debtor may transfer Pledged Collateral to an affiliate controlled by, which controls, or which is under common control with, Debtor, but in any such case the transferee shall be bound by all the provisions of this Agreement.

     Section 5.  Remedies.

     (a)  Remedies; Obtaining the Pledged Collateral Upon Event of
Default. If any Event of Default (as defined in the Notes) shall have occurred, and subsequent thereto the Secured Party has accepted payment of all arrearages under the Notes, and a period of not less than six (6) months has elapsed since the date of payment of all such arrearages without the occurrence of another Event of Default, then the original Event of Default shall be automatically deemed a "Waived Event of Default" hereunder.

     If any Event of Default which is not a Waived Event of Default shall have occurred, then and in every such case, Secured Party may, at any time or from time to time thereafter (until such Event of Default becomes a Waived Event of Default, if ever):

          (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from Debtor or any other person or entity who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Debtor's premises where any of the Pledged Collateral is located and remove such Pledged Collateral and use in connection with such removal any and all services, supplies, aids and other facilities of Debtor;

          (ii) Instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to Secured Party; provided, however, that in the event that any such payments are made directly to Debtor, Debtor shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to Secured Party;

          (iii) Sell, assign or otherwise liquidate, or direct Debtor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation;

          (iv) Take possession of the Pledged Collateral or any part thereof, by directing Debtor in writing to deliver the same to Secured Party at any place or places designated by Secured Party, in which event Debtor shall at its own expense: (a) forthwith cause the same to be moved to the place or place so designated by Secured Party and there
     delivered to Secured Party; (b) store and keep any Pledged Collateral so delivered to Secured Party at such place or places pending further action by
     Secured Party; and (c) while the Pledged Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Debtor's obligation to deliver the Pledged Collateral is of the essence of
     this Agreement. Upon application to a court of equity having jurisdiction,
     Secured Party shall be entitled to a decree requiring specific performance by the Debtor of such obligation.

     (b)  Remedies: Disposition of the Pledged Collateral.

          (i) In connection with the Secured Party's proper exercise of its rights and remedies provided in subsection 5(a) above, the Secured Party may from time to time exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code at the time of an event of default, and the Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Secured Party may be the Purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Debtor, and Debtor hereby waives, to the full extent permitted by law, all rights of redemption, stay or appraisal hereafter enacted. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (ii) Debtor agrees that, to the extent notice of sale shall be required by law, 10 days' notice from Secured Party of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to Debtor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies provided in this Agreement and in the Notes, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

     (c) In the event Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Secured Party, then and in every such case, Debtor and Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral and the Notes, and all rights, remedies and powers of Secured Party shall continue as if no such proceeding had been instituted.

     (d) Reversion of Title to Pledged Collateral. In the event the Secured Party properly exercises any of its rights and remedies provided in subsection 5(a) above, then immediately upon the exercise of any such right, all Pledged Collateral shall be deemed to have reverted to ownership by Secured Party. Any such action by Secured Party shall operate to divest all rights, title, interest, claim and demand, either at law or in equity, of Debtor in and to the Pledged Collateral, and shall be a perpetual bar both at law and in equity against Debtor and against any and all persons and entities claiming or attempting to claim the Pledged Collateral, or any part thereof, from, through or under Debtor. In such event, if Secured Party chooses to retain the Pledged Collateral, the indebtedness then remaining unpaid pursuant to the Notes shall be deemed reduced by the fair market value of the Pledged Collateral at the time.

     Section 6. Application of Proceeds. The proceeds of any Pledged Collateral obtained pursuant to the exercise of any remedy set forth in
Section 5 shall be applied, together with any other sums then held by Secured Party pursuant to this Agreement, promptly by Secured Party:

     First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable compensation to the Secured Party and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Secured Party in connection therewith;

     Second, to the indefeasible payment in full in cash of the Secured Obligations, ratably according to the unpaid amounts thereof, without preference or priority of any kind among amounts so due and payable; and

     Third, to Debtor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus remaining from such proceeds.

     Section 7. Modifications in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Debtor therefrom, shall be effective unless the same shall be writing and signed by the Secured Party. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Debtor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made given. Except where notice is specifically required by this Agreement or the Notes, no notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

     Section 8. Termination; Release. When all the Secured Obligations have been indefeasibly paid in full and have been terminated, this Agreement shall terminate. Upon termination of this Agreement, Secured Party shall, upon the request and at the expense of Debtor, forthwith assign, transfer and deliver to Debtor, proper instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement.

     Section 9. Notices. Unless otherwise provided herein or in the Notes, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail, to Debtor or Secured Party, as the case may be, addressed to it at the respective address set forth in the Notes, or at such other address as shall be designated by Debtor or Secured Party, as the case may be, in a written notice to the other party complying as to delivery with the terms of this Section 9. All such notices and other communications shall be deemed to have been given when delivered in person, or received by telecopy or telex; or four business days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received by Secured Party.

     Section 10. Governing Law; Terms. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular property are governed by the laws of a jurisdiction other than the State of New York.

     Section 11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

     Section 13. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 14. Obligations Absolute. All obligations of Debtor hereunder shall be absolute and unconditional irrespective of:

     (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor;


     (b) any lack of validity or enforceability of the Notes, or any other agreement or instrument relating thereto;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, or any other agreement or instrument relating thereto;

     (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

     (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or the Notes except as specifically set forth in a written waiver or as otherwise provided in Section 5 hereof; or

     (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Debtor.

     Section 15. Bankruptcy. Debtor may not file any voluntary bankruptcy petition, or make any voluntary assignment for the benefit of creditors, without, at least four months prior thereto, advising Secured Party as to Debtor's intention to do so. Such notification shall be deemed an Event of Default. In the event that a bankruptcy petition is filed by or against Debtor, such an event shall be deemed an additional Event of Default, and the Pledged Collateral shall be deemed to have been reconveyed to Secured Party four months and one day prior to such filing, and Secured Party shall be deemed the owner of the Pledged Collateral Assets as of that time. Additionally, in the event of any such bankruptcy filing, Secured Party shall, with the permission of the Court, be appointed the Trustee of the Pledged Collateral for bankruptcy purposes and shall take the place and stead of a debtor in possession.

     IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered under seal by its duly authorized officer as of the date first above written.


                                   Princeton Publishing, Inc.,
                                        as Debtor

                                   By:/s/ James J. McNamara, Pres.

                                   Princeton Trademarks, Inc.,
                                        as Debtor

                                   By:/s/ James J. McNamara, Pres.

                                   Kingston Press, Inc.,
                                        as Debtor

                                   By:/s/ James J. McNamara, Pres.



                                   Kearny Publishing, Inc.
                                        as Secured Party


                                   By: /s/ Murray Traub